Execution Copy

THIRD AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into effective as of May 7, 2010, by and among ENSERCO ENERGY INC., a South Dakota corporation (the “Borrower”), FORTIS CAPITAL CORP., a Connecticut corporation (“Fortis”), SOCIETE GENERALE, a bank organized under the laws of France (“SocGen”), as an Issuing Bank, a Bank and the Syndication Agent, BNP PARIBAS, a bank organized under the laws of France (“BNP”), as an Issuing Bank, a Bank, successor Administrative Agent and Collateral Agent and the Documentation Agent, and each of the other financial institutions which are parties hereto (collectively, the “Banks”).

WHEREAS, the Borrower, Agent and the Banks have entered into that certain Third Amended and Restated Credit Agreement, dated to be effective as of May 8, 2009, (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented, or otherwise modified, the “Credit Agreement”);

WHEREAS, following the Effective Date, Committed Line Portions will be reduced to $250,000,000.00 and Fortis will exit the Credit Agreement;

WHEREAS, Fortis is resigning its position as Agent and the Banks wish to appoint BNP as successor Agent; and

WHEREAS, the Borrower and the Banks have agreed to make certain changes to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.           Defined Terms.  All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Credit Agreement.  Unless otherwise specified, all section references herein refer to sections of the Credit Agreement.

2.           Amendments to Loan Documents.  Each of the Loan Documents (other than the Notes) is hereby amended commencing on the Effective Date (as hereinafter defined) as follows:

2.1           The terms “Fortis”, “Fortis Capital Corp.”, and “Fortis Capital Corp., a Connecticut corporation” are, except as specified in this Amendment, deleted from the Loan Documents, including the Credit Agreement and the Security Agreement, and are replaced by “BNP”, “BNP Paribas”, and “BNP Paribas, a bank organized under the laws of France” respectively.

2.2           Fortis is deleted as a party to all Loan Documents.

3.           Amendments to Credit Agreement.  The Credit Agreement is hereby amended commencing on the Effective Date (as hereinafter defined) as follows:

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3.1           Omnibus Amendment to Credit Agreement.  The Term “Reference Bank Cost of Funds Rate” is, except as specified in this Amendment, deleted from the Credit Agreement and replaced with “Cost of Funds Rate”.

3.2           Preamble.  After giving effect to the amendments in Section 2.1 hereof, the preamble to the Credit Agreement is amended by deleting the phrase “BNP PARIBAS, a bank organized under the laws of France (“BNP”), as an Issuing Bank, a Bank and the Documentation Agent,”.

3.3           Section 1.01 – Amended and Restated Definitions.  The following definitions contained in Section 1.01 of the Credit Agreement shall be and hereby are amended and restated in their entirety to read as follows:

“‘Advance Line Limit’ means the maximum amount of Loans which may be outstanding at any time, which maximum amount shall be $50,000,000.00.”

“‘Applicable Margin’ means (a) two and one-half percent (2.50%) for Eurodollar Rate Loans and Cost of Funds Rate Loans and (b) one and three-quarters percent (1.75%) for Base Rate Loans.”

“‘Base Rate’ means, for any day, the highest of the following rates (provided that if any of the following rates cannot be determined for any day, it will be the highest of the then-determinable rates for such day):  (a) the per annum rate of interest established by BNP Paribas from time to time at its principal office in New York City as its “prime rate” or “base rate” for United States Dollar loans (with any change in such prime rate or base rate to become effective as and when such prime rate or base rate changes) (The “prime rate” or “base rate” is a rate set by BNP Paribas based upon various factors including BNP Paribas’ costs and desired return, general economic conditions and other factors and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.); (b) 0.50% per annum above the Federal Funds Rate as in effect from time to time.”

“‘Collateral’ means the property of any Loan Party in which Collateral Agent has been granted a Lien pursuant to the Security Agreements, but excluding (i) the Loan Parties’ real estate and (ii) funds held in the Borrower’s Clearinghouse Account.

“‘Economic Basis’ means GAAP adjusted to include (a) the forward value of both hedged and unhedged physical transportation capacity for up to the mark to market valuation period (such marks to be in accordance with GAAP), net of associated transportation costs for such period, (b) the forward value of both hedged and unhedged physical storage capacity for up to the mark to market valuation period (such marks to be in accordance with GAAP), net of associated storage costs for such period, and (c) the lower of cost or market adjustment to bring the value of Product inventory to market for inventory transactions that do

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not classify for ‘hedge accounting treatment.’  At no time shall the mark to market valuation period be less than three and one-half (3.5) years.”

“‘Eurodollar Rate’ means, for any Interest Period pertaining to any Eurodollar Rate Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Reuters Reference LIBOR 01 (or otherwise on such screen) at approximately, with respect to any Notice of Borrowing or Notice of Conversion/Continuation (as applicable), 11:00 am (London time) two (2) Business Days prior to the first day of such Interest Period.  In the event that such rate does not appear or shall cease to be available from Reuters Reference LIBOR 01, the Eurodollar Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Agent and the Borrower.”

“‘Expiration Date’ means the earliest to occur of:

(a)           May 7, 2012; or

(b)           the date on which this Agreement is terminated pursuant to Section 9.02.”

“‘Issuing Bank Sub-Limit’ means, with respect to each Issuing Bank, the limit set opposite such Issuing Bank under the heading “Sub-Limit” in the table below; provided that while any Bank qualifies as a Defaulting Bank hereunder, each Bank’s “Sub-Limit” shall be reduced to an amount equal to (a) such Issuing Bank’s Issuing Percentage Cap (expressed as a decimal, rounded to the ninth decimal place) at such time, times (b) the Total Available Committed Line Portion at such time, rounded to the nearest whole dollar.

Issuing Bank	Sub-Limit
SocGen	$250,000,000.00
BNP	$250,000,000.00

“‘Issuing Bank’ means BNP and SocGen and any of their Affiliates, and any other Bank, subject to Agent’s consent not to be unreasonably withheld (upon Agent’s consent such Bank shall provide written notice to the Agent, the Borrower and the other Issuing Banks of such Bank’s Issuing Bank Sub-Limit and Issuing Percentage Cap), in such Bank’s or Affiliate’s capacity as an issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under Section 2.14.”

“‘Issuing Percentage Cap’ means, with respect to each Issuing Bank, the percentage set opposite such Issuing Bank under the heading “Issuing Percentage”

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in the table below, as such amounts may be amended from time to time pursuant to Section 11.01 hereof.

Issuing Bank	Issuing Percentage
SocGen	50%
BNP	50%

“L/C Sub-limit Cap” means the cap upon L/C Obligations under particular categories of Letters of Credit Issued under the Borrowing Base Line as follows (each such category below is referred to herein as a “Type” of Letter of Credit):

(a)           Performance L/Cs - $25,000,000.00;

(b)	Ninety (90) Day Transportation and Storage L/Cs - $150,000,000.00 but not to exceed the Elected Ninety (90) Day Transportation and Storage L/C Cap then in effect;

(c)	Three Hundred Sixty-Five (365) Day Transportation and Storage L/Cs - $100,000,000.00 but not to exceed the Elected Three Hundred Sixty-Five (365) Day Transportation and Storage L/C Cap then in effect;

(d)	Ninety (90) Day Swap L/Cs - $100,000,000.00, but not to exceed the Elected Ninety (90) Day Swap L/C Cap then in effect;

(e)	Three Hundred Sixty-Five (365) Day Swap L/Cs - $75,000,000.00 but not to exceed the Elected Three Hundred Sixty-Five (365) Day Swap L/C then in effect;

(f)	Three Hundred Sixty-Five (365) Day Supply L/Cs - $25,000,000.00;

(g)	NGL Supply L/Cs - $25,000,000.00 and

(h)
Ninety (90) Day Supply L/Cs – the lesser of (A) Committed Line Portions subscribed to by the Banks as shown on Schedule 2.01 and (B) the Borrowing Base Sub-Cap then in effect less (i) any amounts outstanding under (a), (b), (c), (d), (e), (f) and (g) above and (ii) the Effective Amount of all Loans.”

“‘Maturity Date’ means May 7, 2013.”

“‘Ninety (90) Day Supply L/Cs’ means Letters of Credit with a tenor of less than ninety-one (91) days Issued to facilitate the purchase of Product (other than natural gas liquids) for resale or to secure the purchase of Product (other than natural gas liquids).”

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“‘Tangible Net Worth’ means (a) the Borrower’s and its Subsidiaries’ assets, on a consolidated basis, less (b) Total Liabilities, less (c) all amounts due from Parent, employees, owners, Subsidiaries and Affiliates, less (d) investments in Capital Stock (other than Subsidiaries), less (e) the intangible assets of the Borrower and its Subsidiaries.  In calculating Tangible Net Worth, the amount of Subordinated Debt excluded from liabilities in such calculation shall not exceed 50% of the resultant Tangible Net Worth, provided, however, in the event Subordinated Debt is used to prevent any financial covenant default, the limitation on the amount of Subordinated Debt excluded from liabilities may be removed upon approval of the Required Banks.  In addition to the foregoing, in calculating the Tangible Net Worth of Enserco Midstream, LLC, intercompany trade receivables owed by Borrower to Enserco Midstream, LLC shall be netted against intercompany trade payables owed by Enserco Midstream, LLC to Borrower.

“‘Three Hundred Sixty-Five (365) Day Supply L/Cs’ means Letters of Credit with a tenor greater than ninety (90) days and less than three hundred sixty-five (365) days Issued to facilitate the purchase of Product (other than natural gas liquids) for resale or to secure the purchase of Product (other than natural gas liquids), which Letter of Credit may contain a clause providing for automatic renewal of the expiry date for periods up to 365 days with a 90-day minimum notice of non-renewal.”

3.4	Section 1.01 – Amendments to Definitions. The following definitions are hereby amended as set forth below:

3.4.1	Clause (c)(vii) of the definition of “Borrowing Base Advance Cap” is hereby amended and restated to read as follows:

“(vii) 80% of the amount of Eligible Inventory that is not line fill; plus”

3.4.2	Clause (c)(viii) of the definition of “Borrowing Base Advance Cap” is hereby amended and restated to read as follows:

“(viii) 70% of Eligible Inventory which is hedged crude oil “line fill” inventory (excluding line fill located in “gathering lines”) valued at market, not to exceed a net eligible collateral value of $15,000,000.00; plus”

3.4.3	The definition of “Borrowing Base Sub-Cap” is amended by deleting the number “$50,000,000.00” from the last sentence of the first paragraph thereof and replacing such number with “$40,000,000.00”.

3.4.4	The definition of “Elected Ninety (90) Day Swap L/C Cap” is amended by deleting the number “$100,000,00.00” and replacing it with “$100,000,000.00”.

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3.4.5
The definition of “Eligible Inventory” is hereby amended to add the parenthetical statement “(excluding tank bottom inventory)” following the phrase “all of the Borrower’s inventory” in the first paragraph thereof.

3.4.6	Clause (f) of the definition of “Eligible Inventory” is hereby amended and restated to read as follows:

“(f) With respect to natural gas inventory located in a storage facility or pipeline, the following shall apply:

(i)           Eligible Inventory shall have excluded therefrom any portion that is subject to any dispute, offset, counterclaim reduction, adjustment, or other claim (other than any rights to applicable contractual future demand charges for storage and transportation (“Demand Charges”)).

(ii)           Eligible Inventory shall have excluded therefrom the amount of Demand Charges payable by the Borrower for the sixty-day period following any calculation of Eligible Inventory.

(iii)           In the event that any portion of Eligible Inventory that is subject to any such dispute, counterclaim or other claim (including Demand Charges) is secured with a letter of credit, such portion secured by the letter of credit shall not be excluded from Eligible Inventory.”

3.4.7	The definition of “Loan” is hereby amended by deleting the term “L/C Advance” and replacing it with the term “L/C Borrowing”.

3.4.8
The definitions of “Long Position”, “Net Fixed Price Volume” and “Short Position” are amended by adding the phrase “, gallons of natural gas liquids” following the phrase “MMBTUS of natural gas” therein.

3.4.9	The definition of “Product” is amended by adding “natural gas liquids,” following “natural gas”.

3.4.10
The definition of “Unhedged Transportation Exposure” is amended by adding the parenthetical “(to the extent such Storage L/Cs support transportation expenses)” following the term “Storage L/Cs” in the definition.

3.5	Section 1.01 – New Definitions. The following definition is hereby added to Section 1.01 of the Credit Agreement in its appropriate alphabetical order:

“‘Cost of Funds Rate’ means the rate per annum quoted by Agent in New York City to the Borrower at or about the time of the making of any Eurodollar Rate Loan as the cost of funds of the Agent (as determined by the Agent in its reasonable discretion which determination may include,

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without limitation, market, regulatory and liquidity conditions) for the relevant Interest Period then applicable to such Loan, provided that such rate is not necessarily the cost to the Banks of funding the specific Loan, and may exceed the Agent’s actual cost of borrowing in the interbank market or other markets in which the Agent may obtain funds from time to time for amounts similar to the amount of the Loan.”

“‘NGL Supply L/Cs’ means Letters of Credit with a tenor of less than ninety-one (91) days Issued to facilitate the purchase of natural gas liquids for resale or to secure the purchase of natural gas liquids.”

“‘Realized Net Working Capital’ means the Net Working Capital of the Borrower (i) excluding any unrealized gains and losses and associated non-cash provision for incentive compensation and taxes on the income statement, (ii) excluding assets and liabilities from derivative activities and associated non-cash provision for incentive compensation and deferred taxes on the balance sheet, and (iii) reflecting the necessary adjustments to state Product inventory at cost in cases where it is economically hedged and at the lower of cost or market in cases where it is not economically hedged.”

3.6           Section 1.1 – Deleted Definition.  The definition of “Reference Bank Cost of Funds Rate” is hereby deleted.

3.7           Section 2.01A of the Credit Agreement is hereby deleted in its entirety and replaced with the phrase “Intentionally Omitted”.

3.8           Sections 2.01B(a) and (b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)           “(a)           Subject to the terms and conditions set forth herein, Borrower shall have the right, without the consent of the Banks, but with the prior approval of the Agent and the Issuing Banks (not to be unreasonably withheld, conditioned or delayed), to solicit one or more of the Banks, at Borrower’s discretion, to increase the amount of such Bank’s Committed Line Portion to provide Borrower with an increase in the amounts of the Committed Line Portions (a “Committed Line Portion Increase”), provided that (i) at the time of such solicitation and at the time of the effectiveness of a Committed Line Portion Increase, no Event of Default shall have occurred and be continuing, (ii) the aggregate amount of Committed Line Portions, after the Committed Line Portion Increase, does not exceed $350,000,000.00, and (iii) no Bank’s Committed Line Portion shall be increased without its consent.  If Agent and the Issuing Banks have consented to the Committed Line Portion Increase but any Bank rejects any written request for a Committed Line Portion Increase or fails to respond to any such written request within five (5) Business Days of delivery thereof, then subject to the terms and conditions set forth

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herein, Borrower shall have the right, without the consent of the Banks, to solicit any other lending institutions to become a Bank hereunder, in accordance with Section 2.01(B)(b) below, to provide Borrower with the portion of the Committed Line Portion Increase allocated to the Bank rejecting or not responding to the Borrowers written request, provided that clauses (i) and (ii) above are satisfied.

(b)           (b)           Any Committed Line Portion Increase shall be delivered by written notice from the Borrower to the Agent and the Issuing Banks (a “Notice of Committed Line Portion Increase”) in the form of Exhibit O-2 attached hereto.  Each such Notice of Committed Line Portion Increase shall specify (i) the proposed effective date of such Committed Line Portion Increase, which date shall be no earlier than five (5) Business Days after receipt by the Agent and the Issuing Banks of such Notice of Committed Line Portion Increase, (ii) the amount of the requested Committed Line Portion Increase, (iii) the identity of each existing Bank or new Bank that has agreed in writing to participate in the Committed Line Portion Increase, and (iv) the amount of the respective increases of the then existing Banks from and after the Committed Line Portion Increase Effective Date (as defined below), as well as the Committed Line Portion of the new Banks.  The Agent and the Issuing Banks shall review each Notice of Committed Line Portion Increase and shall notify the Borrower whether or not the Agent and the Issuing Banks consent to the proposed Committed Line Portion Increase.  If the Agent and the Issuing Banks consent to such Committed Line Portion Increase (such consent not to be unreasonably withheld, conditioned or delayed), the Agent and the Issuing Banks shall execute a counterpart of the Notice of Committed Line Portion Increase and such Committed Line Portion Increase shall be effective on the proposed effective date set forth in the Notice of Committed Line Portion Increase or on another date agreed to by the Agent, the Issuing Banks and the Borrower (such date referred to as the “Committed Line Portion Increase Effective Date”).”

3.9           Section 2.04 of the Credit Agreement is hereby amended by replacing the phrase “prepay Loans in whole or in part” with the phrase “prepay Revolving Loans in whole or in part”.

3.10           Section 3.01(c) of the Credit Agreement is hereby amended by deleting the number “$25,000,000.00” and replacing it with “$75,000,000.00”.

3.11           Section 3.07 of the Credit Agreement is hereby amended by deleting the term “Maturity Date” and replacing it with “Expiration Date”.

3.12           Section 3.08(a) of the Credit Agreement is hereby amended by deleting “2.75%” from sub-clause (ii)(y) thereof and replacing it with “2.50%”.

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3.13           Section 3.08(e) of the Credit Agreement is hereby amended by deleting “0.25%” and replacing it with “0.20%”.

3.14           Section 6.11(b) of the Credit Agreement is hereby amended by replacing “2008” with “2009”.

3.15           Section 7.01 of the Credit Agreement is hereby by adding the phrase “, on a consolidated and consolidating basis,” (i) following the first occurrence of the term “Borrower” in sub-clauses (a) and (b) and (ii) following the phrase “Borrower prepared financial statements” in sub-clause (c).

3.16           Section 7.02(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)           as of the 15th and last day of each month, delivered within seven (7) Business Days of the reporting date, a Borrowing Base Collateral Position Report, certified by a Responsible Officer of the Borrower; provided, however, that if any Borrowing Base Collateral Position Report fails to reflect an “excess” (as contemplated by such report) of greater than $15,000,000.00, then until two consecutive Borrowing Base Collateral Position Reports have evidenced an “excess” (as contemplated by such report) of greater than $20,000,000.00, the Borrower shall provide additional Borrowing Base Collateral Position Reports per month, one as of each Friday of each week.  Upon the delivery of the second consecutive Borrowing Base Collateral Position Report evidencing an excess greater than $20,000,000.00, the Borrower will revert to delivering two (2) Borrowing Base Collateral Position Reports per month as described in the first portion of this Section 7.02(b);”

3.17           Section 7.02(c) of the Credit Agreement is hereby amended by deleting the phrase “seven (7) days” and replacing it with “seven (7) Business Days”.

3.18           Section 7.02(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)           within ten (10) Business Days of the end of each month, a monthly report reflecting total future transportation and storage demand charge obligations by tenor.”

3.19           Section 7.04 of the Credit Agreement is hereby amended by adding the following at the end of sub-clause (a) thereof:  “provided, however, the Borrower may dissolve any dormant Subsidiary with no business activity and de minimis assets and liabilities (each, a “Dormant Subsidiary”);”.

3.20           Section 7.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

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“7.06           Insurance.  The Loan Parties shall maintain, and shall cause each of their respective Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.  With respect to material insurance policies maintained by the Loan Parties, the Agent, for the benefit of the Banks, shall be named as an additional insured and loss payee under all such polices, without liability for premiums.”

3.21           The introductory clause to Section 7.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.15           Financial Covenants.  The Borrower shall at all times maintain, on a consolidated basis with its Subsidiaries:”

3.22           Section 7.15 of the Credit Agreement is hereby amended by deleting “$50,000,000.00” from clauses (a) and (b) and replacing it with “$40,000,000.00”.

3.23           Section 7.15 of the Credit Agreement is hereby amended by adding the following clause (d) following clause (c) thereof:

“(d)           Minimum Realized Net Working Capital of $40,000,000.00.”

3.24           Section 7.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.16           Net Cumulative Loss.

(a)           The Borrower shall not incur a Net Cumulative Loss beginning as of March 1, 2010, in excess of the lower of the following:  (A) $30,000,000.00, or (B)(x) $20,000,000.00 plus (y) to the extent it results in a positive number, fifty percent (50%) times the following:

(i)           the lower of Net Working Capital or Tangible Net Worth (as of the most recent period available), minus

(ii)           the greater of (x) $62,500,000.00 and (y) twenty-five percent (25%) of the elected Borrowing Base Sub-Cap then in effect.

(b)           For purposes of this Section 7.16, Net Cumulative Loss shall mean the consolidated net loss of the Borrower and its Subsidiaries computed on an Economic Basis.”

3.25           Section 8.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

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“8.02           Consolidations, Mergers and Dispositions.  Beginning as of March 1, 2010, the Borrower shall not suffer or permit any of its Subsidiaries to merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of any of its assets (whether now owned or hereafter acquired) to or in favor of any Person except for (a) the sale of assets in the ordinary course of its business, (b) mergers and consolidations with an aggregate value of less than $10,000,000.00 less the aggregate value of any acquisitions permitted under Section 8.18, and (c) one or more unrelated sale(s) of any asset with an individual value of $10,000,000.00 or less; provided, that all such sales pursuant to this sub-clause (c) shall not exceed $15,000,000.00 in the aggregate.  Agent shall promptly release any Liens it holds on assets permitted to be sold pursuant to this Section 8.02.”

3.26           The introductory paragraph to Section 8.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Limitation on Indebtedness.  The Loan Parties shall not suffer or permit any of their respective Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:”

3.27           Section 8.09 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“8.09           Change in Business.  The Loan Parties shall not, nor suffer or permit any of their respective Subsidiaries to, engage in any line of business or trading strategy materially different from the line of business or trading strategy carried on by the Loan Parties and their respective Subsidiaries on the date hereof.”

3.28           Section 8.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“8.11           Net Fixed Price Volume Limits

(a)           At no time will the Borrower allow the Net Fixed Price Volume of natural gas to exceed 3,000,000 MMBTUS, the Net Fixed Price Volume of crude oil and distillates for crude blending to exceed 50,000 bbls or the Net Fixed Price Volume of natural gas liquids to exceed 1,000,000 gallons.

(b)           In the event the Borrower’s Net Fixed Price Volume of natural gas exceeds 2,000,000 MMBTUS, the financial covenants set forth at Section 7.15(a) and (b) shall be adjusted by increasing the required minimum Net Working Capital and the required Tangible Net Worth by an amount equal to the Borrower’s actual Net Fixed Price Volume of natural gas less 2,000,000 MMBTUS times $5.00 per MMBTU.”

3.29           Section 8.15 of the Credit Agreement is hereby amended by deleting the phrase “for the next succeeding two-year period”.

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3.30           Section 8.18 of the Credit Agreement is hereby amended by deleting the number “$15,000,000.00” and replacing it with “$20,000,000.00”.

3.31           Section 8.20 of the Credit Agreement is hereby amended by deleting the proviso at the end of such Section and replacing it with the following:  “provided that the tangible net worth according to GAAP of each such Subsidiary (other than any Dormant Subsidiary) shall at all times equal or exceed $250,000.00”.

3.32           Section 11.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“11.04           Costs and Expenses.  The Loan Parties agree (a) to pay or reimburse Agent and Arrangers for all reasonable costs and expenses incurred by Agent or Arrangers in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse Agent and each Bank for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs.  The foregoing costs and expenses shall include all search, filing, recording and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Agent and the cost of independent public accountants and other outside experts retained by Agent or any Bank.  The agreements in this Section shall survive the termination of this Agreement and repayment of all the other Obligations.”

3.33           Section 11.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“11.05           Indemnity.  Whether or not the transactions contemplated hereby are consummated, the Loan Parties agree to indemnify, save and hold harmless the Agents and each of their Related Persons, each Issuing Bank, each Bank and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than Agent or any Bank) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or

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directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of Agent or the replacement of any Bank) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor loan documents, the use or contemplated use of the proceeds of any Credit Extension, or the relationship of any Loan Party, Agent and the Banks under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, WHETHER OR NOT ARISING OUT OF THE NEGLIGENCE OF AN INDEMNITEE, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the “Indemnified Liabilities”); provided, however, that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final judgment.  The agreements in this Section shall survive the termination of this Agreement and repayment of all the other Obligations.”

3.34           Each Schedule to the Credit Agreement other than Schedule 1.01 is hereby replaced with the corresponding Schedule attached hereto.

3.35           Exhibit B to the Credit Agreement is hereby amended and restated in its entirety with Exhibit B attached hereto.

3.36           Exhibit D to the Credit Agreement is hereby amended and restated in its entirety with Exhibit D attached hereto.

3.37           Exhibit E to the Credit Agreement is hereby amended and restated in its entirety with Exhibit E attached hereto.

3.38           Exhibit I to the Credit Agreement is hereby amended and restated in its entirety with Exhibit I attached hereto.

3.39           The Responsible Officer List is hereby amended and restated in its entirety with Annex 1 attached hereto.

4.           Appointment of Successor Agent.  Pursuant to Section 10.09 of the Credit Agreement, Fortis Capital Corp. has notified the Banks that it intends to resign as Agent upon the Effective Date of this Amendment.  By execution of this Amendment, each of the Banks agrees:

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4.1.1           to appoint BNP as successor Agent for the Banks; and

4.1.2           to waive the 30-day notice requirement set forth in Section 10.09 of the Credit Agreement.

By execution of this Amendment, BNP accepts its appointment as Agent under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement, including, but not limited to, Article X thereof, and the Borrower consents to such appointment.

5.           Reallocation of Existing Committed Line Portions, Loans and L/C Obligations.  In connection herewith, contemporaneously with the Effective Date, the Banks hereby acknowledge and agree that they shall sell, assign, transfer and convey to the other Banks and/or purchase and accept from the other Banks, a portion of the outstanding aggregate Committed Line Portions, Loans and L/C Obligations immediately prior to the Effective Date, such that (a) each Bank’s Committed Line Portion shall equal the Committed Line Portion amount set forth opposite such Bank’s name on Schedule 2.01 attached hereto, and (b) the Effective Amount of each Bank’s Loans and L/C Obligations shall equal such Bank’s Pro Rata Share (as set forth in Schedule 2.01 attached hereto) of the total outstanding amount of Loans and L/C Obligations.  The Borrower, the Agent and each Bank a party hereto hereby (i) consent to all reallocations and assignments of the Committed Line Portions, Loans and L/C Obligations effected pursuant to the foregoing, (ii) acknowledge and agree that such reallocations and assignments shall be deemed effective as if such reallocations and assignments were evidenced by Assignments and Acceptances among the Banks delivered pursuant to Section 11.07 of the Credit Agreement, and (iii) agree that the Banks shall make full cash settlement of such reallocations and assignments through the Agent, as the Agent may direct or approve, such that after giving effect to such settlement, each Bank’s Committed Line Portion and the total outstanding amount of Loans and L/C Obligations shall be as set forth above.

6.           Effectiveness of Amendment.  This Amendment shall be effective (the “Effective Date”) upon:

(a)           Receipt by the Agent of a copy of this Amendment.

(b)           Receipt by the Agent of the Borrower’s audited financial statements for its 2009 fiscal year in compliance with Section 7.01(a) of the Credit Agreement.

(c)           Borrower shall have executed and delivered amended and restated Notes in favor of the Banks.

(d)           A power of attorney executed by Borrower and Guarantor in favor of BNP.

(e)           Evidence that all UCC-1 financing statements have been assigned to BNP, in its capacity as successor Collateral Agent.

(f)           Receipt by the Agent of an amendment to the Intercreditor Agreement, in form and substance satisfactory to the Agent.

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(g)           Receipt by the Agent of an amendment to the Security Agreement, in form and substance satisfactory to the Agent.

(h)           Receipt by the Agent of an amendment to the Blocked Account Agreement, in form and substance satisfactory to the Agent.

(i)           Receipt by the Agent of all fees due and owing.

(j)           Parent shall have ratified and confirmed the Support Agreement.

7.           Ratifications, Representations and Warranties.

(a)           The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.  Borrower and the Banks agree that the Credit Agreement, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

(b)           To induce the Banks to enter into this Amendment, the Borrower ratifies and confirms that each representation and warranty set forth in the Credit Agreement is true and correct in all material respects as if such representations and warranties were made on the even date herewith (unless stated to relate solely to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date), in each case other than representations and warranties that are (x) subject to a materiality qualifier, in which case such representations and warranties shall be (or shall have been) true and correct and (y) modified by the updated disclosure schedules attached hereto, in which case such representations and warranties shall be true and correct as modified, and further represents and warrants (i) that there has occurred since the date of the last financial statements delivered to the Banks no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect, (ii) that no Event of Default exists both before and after giving effect to this Amendment, and (iii) that the Borrower is fully authorized to enter into this Amendment.

8.           Benefits.  This Amendment shall be binding upon and inure to the benefit of the Banks and the Borrower, and their respective successors and assigns; provided, however, that Borrower may not, without the prior written consent of the Banks, assign any rights, powers, duties or obligations under this Amendment, the Credit Agreement or any of the other Loan Documents.

9.           Governing Law.  THIS AMEDMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW RULES OF THAT STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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10.           Invalid Provisions.  If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

11.           Entire Agreement.  THIS CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

12.           Reference to Credit Agreement.  The Credit Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

13.           Loan Document.  This Amendment shall be considered a Loan Document under the Credit Agreement.

14.           Counterparts.  This Amendment may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ENSERCO ENERGY INC.,
a South Dakota corporation

By: /s/ Victoria J. Campbell
Name: Victoria J. Campbell
Title: Vice President and General Manager

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ACCEPTED AND AGREED:

ENSERCO MIDSTREAM, LLC,
a South Dakota limited liability company

By: /s/ Victoria J. Campbell
Name: Victoria J. Campbell
Title: Vice President

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FORTIS CAPITAL CORP.,
as resigning Agent

By: /s/ Chad Clark
Name: Chad Clark
Title: Director

By: /s/ R. Corey Hingson
Name: R. Corey Hingson
Title: Vice President

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BNP PARIBAS,
as successor Agent

By: /s/ Keith Cox
Name: Keith Cox
Title: Managing Director

By: /s/ Andrew Stratos
Name: Andrew Stratos
Title: Vice President

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BNP PARIBAS,
as a Bank and an Issuing Bank

By: /s/ Keith Cox
Name: Keith Cox
Title: Managing Director

By: /s/ Andrew Stratos
Name: Andrew Stratos
Title: Vice President

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SOCIETE GENERALE,
as a Bank and an Issuing Bank

By: /s/ Chung-Taek Oh
Name: Chung-Taek Oh
Title: Director

By: /s/ Barbara Paulsen
Name: Barbara Paulsen
Title: Managing Director

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U.S. BANK NATIONAL ASSOCIATION,
as a Bank

By: /s/ Monte E. Deckerd
Name: Monte E. Deckerd
Title: Senior Vice President

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as a Bank

By: /s/ Chan K. Park
Name: Chan K. Park
Title: SVP and Manager

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RZB FINANCE LLC,
as a Bank

By: /s/ Nancy Remini
Name: Nancy Remini
Title: Vice President

By: /s/ Pearl Geffers
Name: Pearl Geffers
Title: First Vice President

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COÖPERATIEVE CENTRAL RAIFFEISEN-
BOERENLEENBANK B.A., “Rabobank Nederland,” NEW YORK BRANCH,
as a Bank

By: /s/ Brett Delfino
Name: Brett Delfino
Title: Executive Director

By: /s/ Eva Rushkevich
Name: Eva Rushkevich
Title: Executive Director

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SCHEDULE 2.01

COMMITTED LINE AND
COMMITTED LINE PORTIONS
(EXCLUDING SWAP CONTRACTS)

I.           Committed Line:

A.	Maximum Line:	$350,000,000.00

B.	Total Line Amount Committed:	$226,500,000.00

C.	Committed Percentage:	64.714285714%

II.           Committed Line Portions:

Bank	Dollar Amount	Pro Rata Share

BNP Paribas	$70,000,000.00	30.905077262%
Societe Generale	$70,000,000.00	30.905077262%
The Bank of Tokyo Mitsubishi UFJ, Ltd., New York Branch	$35,000,000.00	15.452538631%
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch	$23,500,000.00	10.375275938%
U.S. Bank National Association	$18,000,000.00	7.947019868%
RZB Finance LLC	$10,000,000.00	4.415011038%
Total Line Amounts Committed	$226,500,000.00	100%

III.           Advance Line Limit:                                   $50,000,000.00

Effective Date:  May 7, 2010

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RATIFICATION OF SUPPORT AGREEMENT

Reference is made to that certain Black Hills Support Agreement, dated May 8, 2009, executed by the undersigned (the “Support Agreement”).  The undersigned has reviewed the Third Amendment to Third Amended and Restated Credit Agreement (the “Amendment”), dated as of May 7, 2010, by and among ENSERCO ENERGY INC., a South Dakota corporation (the “Borrower”), FORTIS CAPITAL CORP., a Connecticut corporation (“Fortis”), SOCIETE GENERALE, a bank organized under the laws of France (“SocGen”), as an Issuing Bank, a Bank and the Syndication Agent, BNP PARIBAS, a bank organized under the laws of France (“BNP”), as an Issuing Bank, a Bank, successor Administrative Agent and Collateral Agent and the Documentation Agent, and each of the other financial institutions which are parties hereto (collectively, the “Banks”). The undersigned has reviewed the Amendment and hereby consents to its terms and acknowledges that BNP is the successor Administrative Agent and Collateral Agent and consents to the amendments to the Loan Documents, including the Support Agreement, set forth in Paragraph 2 of the Amendment. The undersigned hereby confirms and ratifies the terms of the Support Agreement and acknowledges that the Support Agreement is in full force and effect.

BLACK HILLS CORPORATION

By:  /s/ Garner M. Anderson
Name: Garner M. Anderson
Title:   Vice President, Treasurer and CRO

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